UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒ Definitive Proxy Statement
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Vivid Seats Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Vivid Seats Inc.
24 E. Washington St., Ste. 900
Chicago, IL 60602
April 27, 2026
Fellow Stockholders:
On behalf of the Board of Directors, I invite you to attend the 2026 Annual Meeting of Stockholders of Vivid Seats Inc., which will be conducted virtually via live webcast on June 9, 2026 at 9:00 a.m. CT.
In accordance with Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the internet, we have sent a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on April 17, 2026 (the record date for the meeting) containing instructions on how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, follow the instructions included on such Notice.
Accompanying this letter are a Notice of Annual Meeting of Stockholders and our Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important. Whether or not you plan to virtually attend the meeting, vote as soon as possible by following the instructions included in our proxy materials. You can vote online, by telephone, or, if you received a paper copy of our proxy materials, by returning your signed proxy card.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Lawrence Fey
Chief Executive Officer

Vivid Seats Inc.
24 E. Washington St., Ste. 900
Chicago, IL 60602
Notice of 2026 Annual Meeting
of Stockholders
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Vivid Seats Inc., a Delaware corporation (the “Company”), will be conducted virtually via live webcast on June 9, 2026 at 9:00 a.m. CT. Stockholders of record at the close of business on April 17, 2026 (the “Record Date”) may virtually attend the Annual Meeting, as well as vote, submit questions, and access a list of the stockholders entitled to vote, by following the instructions included in the accompanying Proxy Statement.

Date & Time	Place	Record Date
June 9, 2026 at 9:00 a.m. CT	www.virtualshareholdermeeting.com/SEAT2026	April 17, 2026

The Annual Meeting is being held to:
1.	Elect Craig Dixon and Adam Stewart as Class II directors, each to hold office until the Company’s 2029 Annual Meeting of Stockholders;
2.	Ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026; and
3.	Transact such other business as may properly come before the Annual Meeting (or any adjournment, postponement, or continuation thereof).
These items of business are described in the accompanying Proxy Statement. Stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting (or any adjournment, postponement, or continuation thereof).

Your vote is important. Voting will ensure the presence of a quorum at the Annual Meeting and save the expense of further solicitation. Whether or not you plan to virtually attend the Annual Meeting, vote as soon as possible by following the instructions included in the accompanying Proxy Statement. You can vote online, by telephone, or, if you received a paper copy of the Company’s proxy materials, by returning your signed proxy card in the envelope provided.

By Order of the Board of Directors,

Lawrence Fey
Chief Executive Officer
Chicago, Illinois
April 27, 2026
This Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement are first being distributed or made available on or about April 27, 2026.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be
Held on June 9, 2026: This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, and the Company’s 2025 Annual Report on Form 10-K are available without charge at www.proxyvote.com.
A list of the stockholders entitled to vote at the Annual Meeting will be available during the
Annual Meeting at www.virtualshareholdermeeting.com/SEAT2026.

PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (our “Board”) of Vivid Seats Inc., a Delaware corporation (“we,” “us,” or “our”) is furnishing this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “2025 Annual Report” and, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, our “Proxy Materials”) to stockholders of record at the close of business on April 17, 2026 (the “Record Date”) in connection with our 2026 Annual Meeting of Stockholders (together with any adjournment, postponement, or continuation thereof, the “Annual Meeting”). Our Proxy Materials are first being distributed or made available on or about April 27, 2026.
Questions & Answers
When and where will the Annual Meeting be held?
The Annual Meeting will be conducted virtually via live webcast on June 9, 2026 at 9:00 a.m. CT.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following matters, as described in more detail in this Proxy Statement:
•	Proposal No. 1: The election of Craig Dixon and Adam Stewart as Class II directors, each to hold office until our 2029 Annual Meeting of Stockholders; and
•	Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2026.
Are there any matters to be voted on at the Annual Meeting that are not described in this Proxy Statement?
We do not know of any matters to be voted on at the Annual Meeting that are not described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, and you are a stockholder of record at the close of business on the Record Date who has voted by proxy, the persons named as your proxy will have the discretion to vote on those matters for you.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Materials?
The rules of the Securities and Exchange Commission (the “SEC”) allow us to furnish our Proxy Materials to stockholders over the internet instead of by mailing paper copies. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice Card”) because our Board is soliciting your proxy to vote at the Annual Meeting. The Notice Card includes instructions on how to access and review our Proxy Materials online and how to vote. If you would like to instead receive a paper copy of our Proxy Materials, follow the instructions included on the Notice Card.
Vivid Seats Inc.  1  2026 Proxy Statement

What does it mean if I receive more than one Notice Card or set of Proxy Materials?
It means that your shares are held in more than one account at our transfer agent and/or with banks, brokers, or other nominees. To ensure all of your shares are voted, for each Notice Card and/or set of Proxy Materials you receive, vote online, by telephone, or, if you received a paper copy, by returning your signed proxy card.
Can I vote using the Notice Card?
No – the Notice Card identifies the matters to be voted on at the Annual Meeting, but cannot be used to vote. You can vote by following the instructions included on the Notice Card. If you would like to receive a paper copy of our Proxy Materials (including a paper proxy card), follow the instructions included on the Notice Card.
Who is entitled to vote at the Annual Meeting?
Stockholders of record at the close of business on the Record Date (April 17, 2026) are entitled to notice of, and to vote at, the Annual Meeting. At such time, there were 10,987,411 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding and entitled to vote. Each share of our Class A Common Stock is entitled to one vote on each matter presented to stockholders at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A “record holder” holds shares in their own name. Shares held in “street name” are shares held in the name of a bank, broker, or other nominee on behalf of the beneficial owner.
How do I vote if I hold shares in street name?
If you hold shares in street name, the Notice Card or our Proxy Materials have been forwarded to you by your bank, broker, or other nominee. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares. To do so, follow the instructions provided by your bank, broker, or other nominee.
What is a “broker non-vote”?
If a beneficial owner does not instruct their bank, broker, or other nominee how to vote their shares, whether such bank, broker, or other nominee will be able to do so depends on whether, pursuant to applicable stock exchange rules, a matter is considered to be “routine.” Banks, brokers, and other nominees can exercise their discretion to vote uninstructed shares with respect to routine matters, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are those that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, director elections (even if uncontested), executive compensation, and certain governance-related matters (even if supported by management). Accordingly, banks, brokers, and other nominees will be able to vote uninstructed shares on Proposal No. 2 (which is considered a routine matter), but not on Proposal No. 1 (which is considered a non-routine matter).

When there is at least one routine matter that a bank, broker, or other nominee votes on, the shares that are unvoted with respect to non-routine matters are counted as “broker non-votes.” A broker non-vote will occur if a bank, broker, or other nominee submits a proxy with respect to Proposal No. 2, but does not vote on Proposal No. 1 because it did not receive voting instructions on that proposal.
Vivid Seats Inc.  2  2026 Proxy Statement

How many shares must be represented to conduct business at the Annual Meeting?
A quorum must be represented for business to be conducted at the Annual Meeting. The holders of a majority of the voting power of our capital stock entitled to vote at the Annual Meeting, present in person (which includes virtual presence via the virtual meeting website) or represented by proxy, constitute a quorum. If you vote online, by telephone, or by mail, your shares will be counted in determining whether a quorum is represented (even if you abstain or fail to provide full voting instructions). Broker non-votes will also be counted in determining whether a quorum is represented.
What if a quorum is not represented at the Annual Meeting?
If a quorum is not represented at the Annual Meeting, either the Chair of the Annual Meeting or the holders of a majority of the voting power of our capital stock entitled to vote at the Annual Meeting, present in person (which includes virtual presence via the virtual meeting website) or represented by proxy, may adjourn the Annual Meeting until a quorum is represented.
How do I vote without virtually attending the Annual Meeting?
It is important that your shares be represented at the Annual Meeting, whether or not you plan to virtually attend. Stockholders of record at the close of business on the Record Date have three ways to vote by proxy:

Online	Telephone	Mail
Visit www.proxyvote.com and follow the instructions included on your Notice Card or proxy card	Call 800.690.6903 and follow the instructions included on your Notice Card or proxy card	If you received a paper copy of our Proxy Materials, return your signed proxy card
Internet and telephone voting facilities will be available 24 hours a day until 10:59 p.m. CT on June 8, 2026. Mailed proxy cards must be received by June 8, 2026. If you hold shares in street name, you must comply with the applicable voting deadline provided by your bank, broker, or other nominee.
How can I virtually attend and participate at the Annual Meeting?
The Annual Meeting will be conducted virtually via live webcast. Stockholders of record at the close of business on the Record Date (and their valid proxies) may virtually attend the Annual Meeting, as well as vote, submit questions, and access a list of the stockholders entitled to vote during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/SEAT2026. A webcast replay of the Annual Meeting will be available for one year following its conclusion.
The virtual meeting website contains instructions on how to virtually attend and participate at the Annual Meeting, including how to demonstrate proof of stock ownership. To virtually attend and participate at the Annual Meeting, you will need the 16-digit control number included on your Notice Card, your proxy card, or the instructions that accompanied your Proxy Materials. If you hold shares in street name, you must contact your bank, broker, or other nominee to obtain your control number or otherwise vote your shares. If you lose your control number, you may virtually join the Annual Meeting as a “guest,” but you will be unable to vote, submit questions, or access the list of stockholders.
Will there be a question-and-answer session at the Annual Meeting?
Yes – we will hold a question-and-answer session at the Annual Meeting in which we intend to answer questions submitted during or prior to the Annual Meeting that are pertinent to our company and meeting matters and comply with the rules of conduct for the Annual Meeting, as time permits. Only stockholders that have virtually joined the Annual Meeting as a stockholder (rather than as a “guest”) will be permitted to submit questions during the Annual Meeting.
Vivid Seats Inc.  3  2026 Proxy Statement

Each stockholder is limited to one question, which must be succinct and cover only a single topic. We will not address questions that, among other things: are irrelevant to our company or to meeting matters; relate to material non-public information, including the status or results of our business since the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026; relate to pending, threatened, or ongoing litigation; relate to personal grievances or are in furtherance of a stockholder’s personal or business interests; contain derogatory references or are otherwise in bad taste; are substantially repetitious of previously asked questions; are in excess of the one-question limit; or are out of order or otherwise unsuitable for the conduct of the Annual Meeting, as determined by the Chair of the Annual Meeting or our Corporate Secretary in their reasonable judgment.
Additional information regarding the question-and-answer session will be available under “Rules of Conduct” on the virtual meeting website for stockholders that have virtually joined the Annual Meeting as a stockholder (rather than as a “guest”).
What if I have technical difficulties or trouble accessing the virtual meeting website on the day of the Annual Meeting?
We will have technicians available on the date of the Annual Meeting to assist with any technical difficulties you may have accessing the virtual meeting website. If you encounter any such difficulties, call technical support at 844.986.0822 (U.S.) or 303.562.9302 (international).
How does the Board of Directors recommend that I vote?
Our Board unanimously recommends that you vote:
•	Proposal No. 1: FOR ALL of the Class II director nominees named in this Proxy Statement; and
•	Proposal No. 2: FOR the ratification of the appointment of Deloitte.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not provide any voting instructions, the persons named as your proxy will vote your shares in accordance with our Board’s recommendations.
How many votes are required to approve each matter being voted on?
The following table summarizes the matters that will be voted on at the Annual Meeting and, for each matter, the vote required for approval or election and the method by which votes will be counted.

Proposal	Vote Required	Voting Options	Board Voting Recommendation	Treatment / Effect of Abstentions & Withhold Votes	Treatment / Effect of Broker Non-Votes
No. 1: Election of Class II Directors	Plurality of votes cast, such that the two nominees who receive the highest number of FOR votes will be elected	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	FOR ALL	None(1)	None(1)
No. 2: Auditor Appointment Ratification	Approval requires the affirmative vote of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter	FOR AGAINST ABSTAIN	FOR	Treated as votes against	N/A(2)

1.	Because directors are elected by a plurality of votes cast, withhold votes and broker non-votes will have no effect on the voting outcome of Proposal No. 1.
2.
Proposal No. 2 is considered to be a “routine” matter under applicable stock exchange rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to the bank, broker, or other nominee that holds your shares, they have discretionary authority to vote your shares on Proposal No. 2.

Vivid Seats Inc.  4  2026 Proxy Statement

Can I change or revoke my prior vote?
Yes – whether you previously voted online, by telephone, or by mail, you may revoke your proxy or change your prior vote by:
•	sending a written statement to such effect to the attention of our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602, provided such statement is received by June 8, 2026;
•	voting again online or by telephone before the closing of those voting facilities at 10:59 p.m. CT on June 8, 2026;
•	voting again by returning a signed proxy card with a later date, provided such proxy card is received by June 8, 2026; or
•	virtually attending, and voting again during, the Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker, or other nominee. You may also revoke your proxy or change your prior vote by virtually attending, and voting again during, the Annual Meeting if you obtain a signed proxy from your bank, broker, or other nominee giving you the right to do so.
Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you (i) give written notice of revocation thereof to our Corporate Secretary before your proxy is voted or (ii) vote again during the Annual Meeting.
Only your most recent voting instructions (whether submitted online, by telephone, or by mail) will be counted.
Who will count the votes?
Representatives of Broadridge Investor Communications Services, Inc. (“Broadridge”) will tabulate the votes, and a representative of Broadridge will serve as the independent inspector of election.
Who will pay for the cost of this proxy solicitation?
We are making this solicitation and will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees (for no additional compensation), online (including by e-mail), by telephone, by mail, and in person. Banks, brokers, and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We believe holding a virtual meeting is in the best interests of us and our stockholders, as it enables cost savings and increased stockholder attendance and participation because stockholders can participate from any location around the world. We use the latest technology to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Vivid Seats Inc.  5  2026 Proxy Statement

Proposal No. 1:
Election of Class II Directors
Two Class II directors will be elected at the Annual Meeting, each to hold office until our 2029 Annual Meeting of Stockholders. Our Board has nominated Craig Dixon and Adam Stewart for election as Class II directors at the Annual Meeting. Each nominee has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unable to serve. If, prior to the Annual Meeting, our Board should learn that any nominee will be unable or unwilling to serve, the proxies that otherwise would have been voted for such nominee will be voted, in our Board’s discretion, for a substitute nominee selected by our Board, if any.
Mr. Dixon and Mr. Stewart were designated pursuant to, the Stockholders’ Agreement (as defined herein). See “Transactions With Related Persons—Related Person Transactions—Stockholders’ Agreement.”
Board Voting Recommendation

Our Board unanimously recommends that you vote FOR ALL of the Class II director nominees named in this Proxy Statement on Proposal No. 1.

Vivid Seats Inc.  6  2026 Proxy Statement

Class II Director Nominees
We believe each of our Class II director nominees and continuing directors displays: a high level of personal and professional integrity; strong ethics and values; meaningful education and/or business experience; broad-based business acumen; an appropriate understanding of our business and industry; the ability and willingness to devote adequate time to the work of our Board and, as applicable, its committees; skills and personality traits that complement those of our other directors and help promote a Board that is effective, collegial, and responsive to our needs; strategic thinking and a willingness to share ideas; a diversity of expertise, experience, background, and perspective; and the ability to represent the interests of all of our stockholders.
The current term of each Class II director nominee ends at the Annual Meeting. Information as of the Record Date regarding each Class II director nominee, which highlights the specific experiences, qualifications, attributes, and skills that led our Board to conclude that such individual should serve as a director in light of our business and structure, is set forth below.

Craig Dixon Co-Founder & Co-CEO | The St. James Age: 50 | Director Since: 2021 ✔ Independent
Mr. Dixon is the Co-Founder and Co-Chief Executive Officer of The St. James, a leading developer and operator of premium performance, wellness, and lifestyle brands, technology experiences, and destinations. From 2006 to 2013, he served as Assistant Vice President, Senior Counsel, and Assistant Corporate Secretary at Smithfield Foods, Inc. Mr. Dixon began his legal career at McGuireWoods LLP and Cooley LLP and served as a Law Clerk to the Honorable James R. Spencer of the U.S. District Court for the Eastern District of Virginia. He also serves on the board of trustees of Episcopal High School. Mr. Dixon is a graduate of The College of William & Mary and William & Mary School of Law.

Mr. Dixon, who was designated pursuant to the Stockholders’ Agreement by the Horizon Holders (as defined herein), brings to our Board valuable and varied leadership experience gained through service across a range of industries. His combined legal and executive leadership experiences provide a unique and valuable perspective on strategic, regulatory, and policy matters.

Adam Stewart VP – Consumer, Government & Entertainment | Google LLC Age: 57 | Director Since: 2024 ✔ Independent
Mr. Stewart joined Google LLC, a subsidiary of Alphabet Inc. (Nasdaq: GOOG), a multinational technology company, in 2006 and currently serves as Vice President – Consumer, Government & Entertainment. Prior to that, he served in various management roles at Screenvision, LLC, Discovery Communications, LLC, and Univision Communications, Inc. Mr. Stewart is a graduate of the University of Southern California.

Mr. Stewart, who was designated pursuant to the Stockholders’ Agreement by the GTCR Holders (as defined herein), brings to our Board significant experience derived from his tenure at fast-growing technology companies, particularly in the areas of entertainment and consumer marketing.

Vivid Seats Inc.  7  2026 Proxy Statement

Continuing Class I Directors
Information as of the Record Date regarding each continuing Class I director is set forth below. The current term of each Class I director ends at our 2028 Annual Meeting of Stockholders.

Lawrence Fey CEO | Vivid Seats Inc. Age: 45 | Director Since: 2025
Mr. Fey has served as our Chief Executive Officer (our “CEO”) and as a member of our Board since November 2025, after having served as our Chief Financial Officer (our “CFO”) since 2020 and as a member of our Board from 2017 to 2020. From 2005 to 2020, Mr. Fey worked at GTCR, LLC, a private equity firm (“GTCR”), most recently serving as a Managing Director. While at GTCR, he served on the boards of directors of many successful investments, including Six3 Systems, CAMP Systems, Zayo Group, Cision, Park Place Technologies, GreatCall, and Simpli.fi. Mr. Fey is a graduate of Dartmouth College.

Mr. Fey brings to our Board a deep familiarity with our company as a member of senior management, as well as a proven history of effective leadership and oversight at other technology companies.

Jane DeFlorio Former MD | Deutsche Bank AG Age: 55 | Director Since: 2021 ✔ Independent
Ms. DeFlorio served as Managing Director of Retail and Consumer Sector Investment Banking Coverage at Deutsche Bank AG (NYSE: DB) from 2007 to 2013. From 2002 to 2007, she was an Executive Director in the Investment Banking Consumer and Retail Group at UBS Group AG (NYSE: UBS). Ms. DeFlorio also serves on the boards of directors of Curbline Properties Corp. (NYSE: CURB), where she is chair of the audit committee and a member of the compensation committee, and the Museum at Fashion Institute of Technology. She also serves on the Advisory Council for the School of Engineering at the University of Notre Dame. Ms. DeFlorio previously served on the boards of directors of SITE Centers Corp. (NYSE: SITE) and Perry Ellis International, Inc. Ms. DeFlorio is a graduate of the University of Notre Dame and Harvard Business School.

Ms. DeFlorio, who was designated pursuant to the Stockholders’ Agreement by the Horizon Holders, brings to our Board significant experience in the areas of finance and investment banking, particularly in the retail sector and including her qualification as an “audit committee financial expert.” Her service on other public and private boards of directors also provides her with a deep understanding of strategic development, risk management, and other governance matters.

Vivid Seats Inc.  8  2026 Proxy Statement

David Donnini MD | GTCR, LLC Age: 60 | Director Since: 2021
Mr. Donnini joined GTCR in 1991 and currently serves as a Managing Director and Head of the Business & Consumer Services group. Prior to that, he worked at Bain & Company. Mr. Donnini also serves on the boards of directors of several GTCR portfolio companies, including Consumer Cellular, Inc., Everon, LLC, PPC Flex Company Inc., and Senske, Inc. He previously served on the boards of directors of AssuredPartners, itel Laboratories, Inc., Kick Health Inc., Park Place Technologies, and Sotera Health Company (Nasdaq: SHC). Mr. Donnini is a graduate of Yale University and the Stanford Graduate School of Business.

Mr. Donnini, who was designated pursuant to the Stockholders’ Agreement by the GTCR Holders, brings to our Board significant financial, investment, and operational experience gained through his active role in overseeing the technology and consumer services businesses in which GTCR has invested, as well as experience with varied corporate governance matters derived from his service on other public and private boards of directors.

Continuing Class III Directors
Information as of the Record Date regarding each continuing Class III director, which highlights the specific experiences, qualifications, attributes, and skills that led our Board to conclude that such individual should serve as a director in light of our business and structure, is set forth below. The current term of each Class III director ends at our 2027 Annual Meeting of Stockholders.

Mark Anderson MD | GTCR, LLC Age: 50 | Director Since: 2021
Mr. Anderson joined GTCR in 2000 and currently serves as a Managing Director and Head of the Technology, Media & Telecommunications group. Prior to that, he worked at Gracie Capital and Bowles Hollowell Conner & Co. Mr. Anderson also serves on the boards of directors of several GTCR portfolio companies, including Gogo Inc. (Nasdaq: GOGO), where he is a member of the compensation and nominating and corporate governance committees, Cloudbreak, CommerceHub, Equiti, Jet Support Services, Inc., Lexipol, Once For All, Point Broadband, Rithum Corporation, and Tricentis. Mr. Anderson is a graduate of the University of Virginia and Harvard Business School.

Mr. Anderson, who was designated pursuant to the Stockholders’ Agreement by the GTCR Holders, brings to our Board significant financial, investment, and operational experience gained through his active role in overseeing the technology and e-commerce businesses in which GTCR has invested, as well as a deep understanding of strategic development and other governance matters derived from his service on other public and private boards of directors.

Vivid Seats Inc.  9  2026 Proxy Statement

Todd Boehly Co-Founder, Chairman & CEO | Eldridge Industries, LLC Age: 52 | Director Since: 2021 ✔ Independent
Mr. Boehly co-founded Eldridge Industries, LLC (“Eldridge”) in 2015. Eldridge employs more than 5,000 people and, together with its affiliates, has made investments in over 100 operating businesses across insurance, asset management, technology, real estate, and entertainment. Mr. Boehly seves as the Chairman of Eldridge and Security Benefit Life Insurance Company; the Chairman and owner of Chelsea Football Club; and an owner of the Los Angeles Dodgers (the “Dodgers”), the Los Angeles Lakers, the Los Angeles Sparks, and Cloud9. From 2002 to 2015, Mr. Boehly served at Guggenheim Partners, most recently as President, and founded its credit business. He also previously served as the Chief Executive Officer and Chief Financial Officer and as a director of Horizon Acquisition Corporation from 2020 to October 2021, Horizon Acquisition Corporation II from 2020 to May 2023, and Horizon Acquisition Corporation III from 2020 to May 2023. Mr. Boehly also serves on the boards of directors of Kennedy-Wilson Holdings, Inc. (NYSE: KW), where he is a member of the capital markets committee, Chelsea Football Club, the Los Angeles Lakers, Flexjet, PayActiv, CAIS, and Cain International. He formerly served on the boards of directors of Accelerant Holdings (NYSE: ARX), DraftKings Inc. (Nasdaq: DKNG), and Truebill, Inc. Mr. Boehly is a graduate of The College of William & Mary, where he later founded The Boehly Center for Excellence in Finance, and studied at the London School of Economics.

Mr. Boehly, who was designated pursuant to the Stockholders’ Agreement by the Horizon Holders, brings to our Board broad and significant leadership experience across a variety of industries, particularly relating to investment strategies and business operations, as well as a rich understanding of global capital and financial markets.

Julie Masino CEO | Cracker Barrel Old Country Store, Inc. Age: 55 | Director Since: 2021 ✔ Independent
Ms. Masino has served as the President and Chief Executive Officer and as a director of Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL), a restaurant and retail concept with locations throughout the United States, since November 2023 after having served as Chief Executive Officer-Elect since August 2023. She served as President, International of Taco Bell, a subsidiary of Yum! Brands, Inc. (NYSE: YUM), from 2020 to June 2023 and as President, North America of Taco Bell from 2018 to 2019. Ms. Masino previously held senior positions at Mattel, Inc. (Nasdaq: MAT) from 2017 to 2018 and at Sprinkles Cupcakes from 2014 to 2017. Ms. Masino previously served on the boards of directors of PhysicianOne Urgent Care and Cole Haan. Ms. Masino is a graduate of Miami University.

Ms. Masino, who was designated pursuant to the Stockholders’ Agreement by the GTCR Holders, brings to our Board over a decade of executive leadership experience, including at well-known consumer brands. In addition to the knowledge derived from her service on other public and private boards of directors, her experience leading public companies, including as a chief executive officer, provides a valuable perspective on strategic and operational matters.

Vivid Seats Inc.  10  2026 Proxy Statement

PROPOSAL NO. 2:
AUDITOR APPOINTMENT RATIFICATION
Our Board’s Audit Committee (our “Audit Committee”) appoints our independent registered public accounting firm. In this regard, our Audit Committee evaluates the qualifications, performance, and independence of—and determines whether to re-engage—such firm. As part of this evaluation, our Audit Committee considers, among other factors: the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge, and experience of the lead audit partner and the audit team assigned to our account; the firm’s overall strength and reputation; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte has served as our independent registered public accounting firm since 2021. Neither Deloitte nor any of its members has any direct or indirect financial interest in, or any connection with, us in any capacity other than as our auditors and providing audit and permissible non-audit-related services. Upon consideration of these and other factors, our Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Representatives of Deloitte are expected to virtually attend the Annual Meeting, have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from stockholders.
Our Board is submitting the appointment of Deloitte to stockholders for ratification because it values stockholders’ views and believes that stockholder ratification is a good corporate governance practice. However, the vote is advisory and non-binding. If stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment, after which it may select another audit firm or nonetheless retain Deloitte. Further, even if stockholders ratify the appointment, our Audit Committee may select another audit firm if it determines doing so would be in the best interests of us and our stockholders.
Board Voting Recommendation

Our Board unanimously recommends that you vote FOR Proposal No. 2.

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Auditor Fees
The following table sets forth the aggregate fees (in thousands) billed for services rendered by Deloitte for each of our last two fiscal years, all of which services were approved by our Audit Committee pursuant to our Pre-Approval Policy (as defined below).

	2025	2024
Audit Fees(1)	$2,444	$2,269
Audit-Related Fees(2)	—	320
Total Fees	$2,444	$2,589

1.
Consists of fees for professional services related to the audit of our consolidated financial statements, the review of interim financial statements included in our Quarterly Reports on Form 10-Q, and other services provided in connection with regulatory filings or engagements.

2.
Consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” as well as services related to comfort letters, due diligence, registration statements, consents, and correspondence filed with the SEC.

Pre-Approval Policy & Procedures
Our Audit Committee has adopted a policy (our “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by Deloitte may be pre-approved. Our Pre-Approval Policy generally provides that we will not engage Deloitte to render any audit, audit-related, tax, or permissible non-audit service unless such service is either (i) specifically approved by our Audit Committee or its Chair (who has been delegated such authority, provided that any pre-approval decision made by such Chair will be presented to our Audit Committee at its next scheduled meeting) (“Specific Pre-Approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in our Pre-Approval Policy (“General Pre-Approval”). Both types of pre-approval require our Audit Committee (or its Chair) to consider whether (i) the proposed service is consistent with SEC rules on auditor independence, (ii) Deloitte is best positioned to provide the most effective and efficient service (for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and other factors), and (iii) the proposed service might enhance our ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no single factor is necessarily determinative. Our Audit Committee periodically reviews and grants General Pre-Approval for the services (and related fee levels or budgeted amounts) that may be provided by Deloitte without first obtaining Specific Pre-Approval. Our Audit Committee may modify the list of services that have received General Pre-Approval from time to time.
Audit Committee Report
In fulfilling our oversight responsibilities, we have (i) reviewed and discussed the audited financial statements of Vivid Seats Inc. for the year ended December 31, 2025 with management and Deloitte, (ii) discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, (iii) received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with us concerning independence, and (iv) discussed with Deloitte its independence.
Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in Vivid Seats Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the Audit Committee of Vivid Seats Inc.,
Jane DeFlorio, Chair
Craig Dixon
Julie Masino
Vivid Seats Inc.  12  2026 Proxy Statement

CORPORATE GOVERNANCE
Our Board
SIZE & CLASSIFICATION
Our amended and restated certificate of incorporation (our “Charter”) provides that the size of our Board shall be established from time to time by our Board. Currently, our Board has fixed its size at eight directors, and there are eight directors serving on our Board.
Our Charter provides that our Board shall be divided into three classes. Each class of directors must stand for re-election no later than the third annual meeting of stockholders following their initial appointment or election, provided that the term of each director will continue until the election and qualification of their successor and is subject to their earlier death, resignation, retirement, disqualification, or removal. Our Board believes this classified board structure benefits stockholders because, among other things, it (i) allows a majority of our directors to remain in place from year to year, which promotes continuity and stability and encourages our Board to plan for long-term goals, and (ii) helps ensure that at any given time, at least a majority of our directors have experience with our business and operations.
Leadership Structure
Our Board periodically reviews its leadership structure and does not have a formal policy on whether the roles of our Board Chair and CEO should be held by separate individuals. Currently, Mr. Donnini serves as our Board Chair and Mr. Fey serves as our CEO. Our Board believes this structure, under current circumstances, is in the best interests of us and our stockholders and strikes the appropriate balance between (i) our Board Chair’s responsibility for leading our Board in its setting of our overall strategic direction, overseeing our corporate governance, guiding our CEO, and setting the agendas for and presiding over Board meetings and (ii) our CEO’s responsibility for the execution of our strategy, day-to-day leadership, and business performance.
We recognize that different leadership structures may be appropriate for different companies in different circumstances and do not believe in a one-size-fits-all approach. Accordingly, our Board will continue to periodically review its leadership structure in the future and make such changes as it deems to be in our and our stockholders’ best interests.
Our Charter provides that so long as GTCR and its affiliates own at least 30% of the voting power of our capital stock entitled to vote in the election of directors, our Board Chair shall be designated by a majority of the directors designated by the GTCR Holders. Mr. Donnini was designated to serve as our Board Chair pursuant to this provision.
Corporate Governance Guidelines
Our Board has adopted our Corporate Governance Guidelines, which are available on our Investors website at investors.vividseats.com or by writing to our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602. The topics addressed in our Corporate Governance Guidelines include, among others:

•
 Director independence
•
 Board leadership
•
 Executive sessions of independent directors
•
 Director qualification standards & selection criteria
•
 Director orientation & continuing education
•
 Limitations on directors’ service on other boards
•
 Director responsibilities
•
 Director compensation

•
 Conflicts of interest
•
 Board interaction with investors, press & customers
•
 Board access to management & independent advisors
•
 Board & committee self-evaluations
•
 Board meetings & attendance
•
 Succession planning
•
 Communications with our Board
•
 Risk management

Vivid Seats Inc.  13  2026 Proxy Statement

Director Independence
Under our Corporate Governance Guidelines and applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq Rules”), a director is not “independent” unless—in addition to qualifying as independent under the brightline Nasdaq Rules—our Board affirmatively determines that no relationship exists that, in its opinion, would interfere with such individual’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has reviewed the independence of our directors, considering all relevant facts and circumstances, and affirmatively determined that each of Mr. Boehly, Ms. DeFlorio, Mr. Dixon, Ms. Masino, and Mr. Stewart (collectively representing a majority of our Board) has no such relationship and qualifies as “independent” under the Nasdaq Rules.
Stockholders’ Agreement
We are parties to the Stockholders’ Agreement, pursuant to which affiliates of GTCR and Horizon Sponsor, LLC (“Horizon”) were granted certain director designation rights tied to their beneficial ownership of our Class A Common Stock. Each of our current non-management directors was designated pursuant to the Stockholders’ Agreement. GTCR, Horizon, and their respective affiliates have agreed to vote all securities held by them that may be voted in the election of our directors for the nominees designated pursuant to the Stockholders’ Agreement. See “Transactions With Related Persons—Related Person Transactions—Stockholders’ Agreement.”
Board Committees
Our Board has three standing committees: Audit; Compensation; and Nominating and Corporate Governance (“NCG”). Additional special committees may be established from time to time by our Board when necessary to address specific matters. The composition and responsibilities of our Board’s standing committees, each of which operates under a written charter, are summarized below.

Board Committees
Name	Independent	Audit	Compensation	Nominating & Corporate Governance
Mark Anderson
Todd Boehly	✭
Jane DeFlorio	✭	Chair, Financial Expert	Member	Member
Craig Dixon	✭	Member	Member	Chair
David Donnini
Lawrence Fey
Julie Masino	✭	Member	Chair
Adam Stewart	✭			Member

AUDIT COMMITTEE
Our Audit Committee is responsible for, among other things:
•	overseeing our accounting and financial reporting processes and the audits of our financial statements;
•
appointing, compensating, retaining, and overseeing the work of our registered independent public accounting firm (including resolving any disagreements between management and such firm) and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attestation services;

•
pre-approving any audit and permissible non-audit services provided to us by our registered independent public accounting firm (other than those entered into pursuant to our Pre-Approval Policy or that fall within available exemptions under SEC rules);

Vivid Seats Inc.  14  2026 Proxy Statement

•
prior to engaging any prospective registered public accounting firm and at least annually, (i) ensuring that such firm prepares and delivers a written statement delineating all relationships between such firm and us, (ii) actively engaging in a dialogue with such firm with respect to any disclosed relationships or services that, in the view of our Audit Committee, may impact such firm’s objectivity and independence, and (iii) if it determines that further inquiry is advisable, taking appropriate action in response to such firm’s written statement to satisfy itself of such firm’s independence;

•
discussing with our registered independent public accounting firm any audit problems or difficulties (including any restrictions on the scope of such firm’s activities or access to required records, data, and information) and management’s response thereto;

•
reviewing and discussing with management and our registered independent public accounting firm our annual audited financial statements, our quarterly financial statements and certain disclosures in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and recommending whether our annual audited financial statements should be included in our Annual Reports on Form 10-K;

•
reviewing and discussing with management and our registered independent public accounting firm the results of the annual audit, a draft of such firm’s audit report and the matters required to be communicated to our Audit Committee by such firm under applicable PCAOB standards;

•
reviewing and discussing with management and our registered independent public accounting firm, as appropriate, the scope, adequacy, and effectiveness of our internal control over financial reporting and any special audit steps adopted in the event of material control deficiencies;

•	providing the audit committee report with respect to our audited financial statements for inclusion in each of our annual proxy statements, as required by SEC rules;
•	reviewing and discussing our earnings press releases;
•	reviewing and discussing with management our policies with respect to risk assessment and management, including the steps taken by management to monitor and control our major financial risk exposures;
•
reviewing and discussing with management material risks relating to data privacy, technology, information security, and cybersecurity and our process for assessing, identifying, and managing such risks;

•	reviewing and discussing with management the suitability and sufficiency of our insurance programs (other than directors’ and officers’ liability insurance);
•	reviewing and discussing with management our policies and practices related to the investment of cash reserves and hedging activities;
•	setting clear policies with respect to the hiring of employees or former employees of our registered independent public accounting firm;
•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving or ratifying all related person transactions;
•	reviewing and discussing with management and our registered independent public accounting firm our Code of Business Conduct & Ethics and the procedures in place to enforce it;
•	periodically performing a self-evaluation of its performance; and
•	annually reviewing and reassessing its charter and submitting to our Board any recommended changes thereto.
Our Audit Committee consists of Ms. DeFlorio (Chair), Mr. Dixon, and Ms. Masino, each of whom meets the requirements for financial literacy under applicable Nasdaq Rules. Our Board has affirmatively determined that each Audit Committee member qualifies as “independent” under the Nasdaq Rules (including those applicable to audit committee membership) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Ms. DeFlorio qualifies as an “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K).
Vivid Seats Inc.  15  2026 Proxy Statement

COMPENSATION COMMITTEE
Our Board’s Compensation Committee (our “Compensation Committee”) is responsible for, among other things:
•
reviewing and setting, or making recommendations to our Board regarding, the compensation of our CEO and other executive officers and any employment or post-employment arrangement with such officers as it may determine in its discretion;

•	reviewing and making recommendations to our Board regarding director compensation;
•
reviewing, modifying, and administering, or making recommendations to our Board regarding, our incentive compensation and equity-based plans and arrangements and equity-based awards, subject to the terms of such plans and our Compensation Committee’s ability to delegate such authority pursuant to its charter;

•
making recommendations to our Board regarding any compensation-related proposal to be considered at a meeting of stockholders (including any applicable advisory votes on executive compensation and the frequency thereof) and reviewing and considering the results of any such stockholder vote;

•
reviewing, modifying, administering, and enforcing our policies for the recovery of erroneously awarded compensation and overseeing any required disclosure related thereto, to the extent such duties are not exercised by our Board;

•	periodically performing a self-evaluation of its performance; and
•	annually reviewing and reassessing its charter and submitting to our Board any recommended changes thereto.
Our Compensation Committee consists of Ms. Masino (Chair), Ms. DeFlorio, and Mr. Dixon. Our Board has affirmatively determined that each Compensation Committee member qualifies as “independent” under the Nasdaq Rules (including those applicable to compensation committee membership) and as a “Non-Employee Director” (as defined in Rule 16b-3 under the Exchange Act).
Pursuant to its charter, our Compensation Committee may delegate to (i) a subcommittee thereof any or all of its responsibilities and (ii) one or more of our executive officers the authority to grant, and to make determinations and administer the plan with respect to, equity-based awards under our equity-based plans to our employees and consultants who are not officers (as defined in Rule 16a-1(f) under the Exchange Act).
During 2025, Mr. Chia (in his capacity as our CEO) worked closely with our Compensation Committee in managing our executive compensation program. Currently, Mr. Fey (in his capacity as our CEO) works closely with our Compensation Committee in managing our executive compensation program. While Mr. Chia attended and Mr. Fey attends certain Compensation Committee meetings, they were and are not permitted to be present during deliberations or voting on their own compensation.
Pursuant to its charter, our Compensation Committee has the authority to retain or obtain advice from compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Before doing so, it must take into consideration the independence of any such advisor in accordance with applicable Nasdaq Rules and SEC rules. Our Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains. We must provide appropriate funding, as determined by our Compensation Committee, for the payment of reasonable compensation to any advisor that it retains.
In 2025, our Compensation Committee engaged Frederic W. Cook & Co., Inc., a compensation consultant (“FW Cook”), to review our executive and director compensation and provide market data to inform our compensation levels and programs for 2025. FW Cook does not provide services to us other than advising on executive and director compensation. In February 2026, our Compensation Committee determined that FW Cook is independent from management and that its work has not raised any conflicts of interest.
Vivid Seats Inc.  16  2026 Proxy Statement

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Board’s Nominating and Corporate Governance Committee (our “NCG Committee”) is responsible for, among other things:
•
identifying individuals qualified to become directors, taking into account all factors it considers appropriate and using the qualification standards and selection criteria set forth in our Corporate Governance Guidelines;

•
recommending to our Board the individuals to be nominated for election to our Board at each annual meeting of stockholders and as necessary to fill vacancies and newly created directorships, as well as reviewing the qualifications of and considering stockholder nominees for election to our Board;

•	reviewing the size, structure, and function of our Board and its committees, as well as the membership of such committees, and submitting to our Board any recommended changes thereto;
•	reviewing our Board’s leadership structure and submitting to our Board any recommended changes thereto;
•	reviewing and assessing the adequacy of our Corporate Governance Guidelines and submitting to our Board any recommended changes thereto;
•	overseeing the periodic self-evaluations of our Board and its committees;
•	considering questions of independence and conflicts of interest of our directors and executive officers, including as they relate to directorships at other public companies;
•	reviewing any stockholder proposals submitted for inclusion in our proxy statement and recommending to our Board any statements in response thereto;
•
making recommendations to our Board regarding corporate governance matters, including, but not limited to, our Charter, our amended and restated bylaws (as amended, our “Bylaws”), and the charters of our Board’s committees;

•	reviewing and discussing with management the suitability and sufficiency of our directors’ and officers’ liability insurance program;
•	periodically performing a self-evaluation of its performance; and
•	annually reviewing and reassessing its charter and submitting to our Board any recommended changes thereto.
Our NCG Committee consists of Mr. Dixon (Chair), Ms. DeFlorio, and Mr. Stewart. Our Board has affirmatively determined that each NCG Committee member qualifies as “independent” under the Nasdaq Rules.
Board Role in Risk Oversight
Our Board has overall responsibility for risk oversight, including general oversight of executives’ management of risks relevant to us. Our Board’s involvement in reviewing our business strategy, including through regular operating performance reviews and updates from management, is an integral aspect of its assessment of management’s risk tolerance and its determination of what constitutes an appropriate level of risk for us.
Our Board is supported in its risk oversight function by its three standing committees:
•
Audit Committee: Periodically reviews our accounting, reporting, and financial practices, including the integrity of our financial statements, the effectiveness of our internal controls, our compliance with legal and regulatory requirements, and our enterprise risk management program; oversees the management of risks relating to data privacy, technology, information security, and cybersecurity, as well as our insurance programs (other than directors’ and officers’ liability insurance) and our investment policies and practices; reviews and discusses with management significant areas of our business and summarizes for our Board areas of risk, appropriate mitigating factors, and the steps being taken by management to monitor and control our risk exposures.

Vivid Seats Inc.  17  2026 Proxy Statement

•	Compensation Committee: Oversees the management of risks relating to our compensation policies, practices, plans, and arrangements.
•
NCG Committee: Oversees the management of risks relating to the structure and independence of our Board, potential conflicts of interest, and other corporate governance matters, as well as our directors’ and officers’ liability insurance program.

Board Meetings & Attendance
Executive Sessions
Executive sessions, during which only independent directors are present, occur on a regularly scheduled basis (and at least twice a year). The independent directors in attendance determine which independent director will preside at each such executive session. Private sessions, during which non-management members of our Board are present, are also regularly scheduled throughout the year.
Director Attendance at Board & Committee Meetings
During 2025, our Board met six times, our Audit Committee met four times, our Compensation Committee met two times, and our NCG Committee met once. Each director who served on our Board during 2025 attended 75% or more of the aggregate of the total number of meetings held during 2025 by (i) our Board (during the period that they were a director) and (ii) all committees of our Board on which they served (during the periods that they served).
Director Attendance at Annual Meetings of Stockholders
While we do not have a formal policy regarding directors’ attendance at our annual meetings of stockholders, we expect directors to make every effort to attend such meetings. Six of our nine then-serving directors attended our 2025 Annual Meeting of Stockholders.
Director Nominations Process
Our NCG Committee is responsible for identifying and recommending director candidates to serve on our Board. In considering whether to recommend a candidate for inclusion in our Board’s slate of director nominees for election at each annual meeting of stockholders, our NCG Committee and Board consider the qualification standards and selection criteria set forth in our Corporate Governance Guidelines. To be recommended by our NCG Committee and nominated by our Board, an individual must possess a high level of personal and professional integrity, strong ethics and values, and the ability to make practical and mature business judgments (including, but not limited to, the ability to make analytical inquiries). In identifying, evaluating, recommending, and nominating a candidate for election to our Board, our NCG Committee and Board, as applicable, may also consider, in addition to any other factors they deem to be relevant: such individual’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; such individual’s experience as a director of another publicly held company; such individual’s professional and academic experience relevant to us and our industry; the strength of such individual’s leadership skills; such individual’s experience in finance, accounting, and/or executive compensation practices; whether such individual has the time required for the preparation, participation, and attendance at meetings of our Board and its committees; and such individual’s diversity of background and perspectives. Our Board will also consider whether there are any potential conflicts of interest with such individual’s other personal and professional pursuits. In determining whether to recommend a continuing director for re-election, our NCG Committee and Board will also consider such director’s past attendance and participation at Board and committee meetings and contributions to the activities of our Board.
Vivid Seats Inc.  18  2026 Proxy Statement

While our NCG Committee and Board consider diversity of background and experience a meaningful factor in recommending and nominating director candidates, we do not have a formal diversity policy. Our Board evaluates each candidate in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent the best interests of us and our stockholders through the exercise of sound judgment.
In identifying prospective director candidates, our NCG Committee may seek referrals from our directors, management, stockholders, and other sources, including third parties, and may retain a search firm. Our NCG Committee uses the same criteria for evaluating all candidates, regardless of the source of a particular referral, seeking individuals with backgrounds and qualities that, when combined with those of our other directors, provide a blend of skills and experience to enhance our Board’s effectiveness. Our NCG Committee may also assess the contributions of a continuing director nominated for re-election in the context of our Board’s evaluation process and the other perceived needs of our Board.
In addition to the process described above, our NCG Committee nominates cetain individuals pursuant to the director designation provisions of the Stockholders’ Agreement. Mr. Dixon and Mr. Stewart were initially recommended to serve as Class II directors by the Horizon Holders and the GTCR Holders, respectively. Although we are required to nominate the individuals designated pursuant to the Stockholders’ Agreement, our Board evaluated each of Mr. Dixon and Mr. Stewart in accordance with the criteria described above, including considering whether they have the experience, qualifications, attributes, and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure. Our Board believes that its current directors, including each of the Class II directors nominated for re-election at the Annual Meeting, provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Our NCG Committee will consider and evaluate director candidates recommended by stockholders under the same criteria described above. A stockholder recommendation may include any supporting material the stockholder considers appropriate in support of the recommendation, but must (i) include such information as would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate, (ii) include the written consent of such candidate to serve as a director if elected, and (iii) otherwise comply with the notice, timeliness, consent, information, and other requirements set forth in our Bylaws. Stockholders wishing to recommend a candidate for consideration must submit the requisite information in writing to our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602. All such recommendations received by our Corporate Secretary that satisfy the applicable requirements will be presented to our NCG Committee for consideration. Also see “Other Information—Our 2027 Annual Meeting of Stockholders.”
Communications With Our Board
Persons who wish to send communications to our Board should do so in writing to our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602. Our Corporate Secretary monitors communications addressed to our Board and forwards copies or summaries thereof to our Board as deemed appropriate. Communications are forwarded to our Board if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and/or Board Chair consider to be important for directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than those relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
Other Corporate Governance Information
CODE OF BUSINESS CONDUCT & ETHICS
Our Board has adopted a written Code of Business Conduct & Ethics, which applies to all of our directors, officers, and employees and is available on our Investors website at investors.vividseats.com. We intend to satisfy the disclosure requirements regarding any applicable amendment to or waiver from our Code of Business Conduct & Ethics by posting such information on our Investors website rather than by filing a Current Report on Form 8-K.
Vivid Seats Inc.  19  2026 Proxy Statement

INSIDER TRADING POLICY
Our Board has adopted an Insider Trading Policy, a copy of which is filed as an exhibit to our 2025 Annual Report. Our Insider Trading Policy governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and other employees, and sets forth policies and procedures that are reasonably designed to promote compliance with applicable insider trading laws, rules, and regulations. As set forth in our Insider Trading Policy, it is our policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in our securities.
PROHIBITION ON HEDGING, SHORT SALES & PLEDGING
Our Insider Trading Policy, which applies to all of our directors, officers, and employees, prohibits: (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities; (ii) engaging in short sales; (iii) transactions in puts, calls, and other derivatives involving our equity securities; and (iv) margin purchases and the pledging of our securities as collateral to secure loans.
COMMITTEE CHARTERS & OTHER CORPORATE GOVERNANCE INFORMATION
Copies of the charters of our Audit, Compensation, and NCG Committees, as well as our Corporate Governance Guidelines, Code of Business Conduct & Ethics, and other corporate governance information, are available on our Investors website at investors.vividseats.com or by writing to our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602.
Vivid Seats Inc.  20  2026 Proxy Statement

EXECUTIVE COMPENSATION
Emerging Growth Company Status
Because we qualify as an “emerging growth company” (an “EGC”) under the Jumpstart Our Business Startups Act of 2012, we rely on permitted exemptions from certain disclosure requirements that are applicable to non-EGCs. Accordingly, as an EGC, we:
•
have included compensation information for only (i) all individuals who served as our principal executive officer during 2025, (ii) our two most highly compensated executive officers other than our principal executive officer who were serving at December 31, 2025, and (iii) one individual for whom disclosure would have been required pursuant to clause (ii) but for the fact that such individual was not serving as our executive officer at December 31, 2025;

•
have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information, other than the tables labeled “Summary Compensation Table” and “Outstanding Equity Awards at 2025 Fiscal Year-End”;

•	are not required to, and have not, included information about the ratio of our principal executive officer’s pay to that of our median employee;
•	are not required to, and have not, included “pay versus performance” information pursuant to Item 402(v) of Regulation S-K; and
•	are not required this year to submit certain executive compensation matters to stockholders for advisory votes (such as “say-on-pay” and “say-when-on-pay” votes).
We will remain an EGC until December 31, 2026 or such earlier date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt securities.
Named Executive Officers
This section discusses the material components of the executive compensation program for our named executive officers (our “NEOs”). In 2025, our NEOs were:
•	Lawrence Fey, our Chief Executive Officer;[1]
•	Stefano Langenbacher, our Chief Technology Officer;
•	Edward Pickus, our Chief Accounting Officer;[2]
•	Stanley Chia, our former Chief Executive Officer;[3] and
•	Riva Bakal, our former Chief Product & Strategy Officer.[4]
1.	Mr. Fey was appointed as our CEO on November 3, 2025 after having served as our CFO since 2020.
2.	Mr. Pickus also served as our Interim CFO from November 3, 2025 to January 19, 2026.
3.	Mr. Chia stepped down as our CEO on November 3, 2025 and was employed by us through December 1, 2025.
4.	Ms. Bakal stepped down from her position on, and was employed by us through, November 14, 2025.
Vivid Seats Inc.  21  2026 Proxy Statement

Summary Compensation Table
The following table sets forth the compensation of our NEOs for each of our last two completed fiscal years.

Name & Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Lawrence Fey Chief Executive Officer	2025	337,908	—	8,999,996	—	14,000	9,351,904
	2024	345,385	—	7,859,551	119,849	13,800	8,338,585
Stefano Langenbacher Chief Technology Officer	2025	441,039	228,212	5,000,010	—	—	5,669,261
Edward Pickus Chief Accounting Officer	2025	309,039	160,385	1,450,021	—	14,000	1,933,444
Stanley Chia Former Chief Executive Officer	2025	741,539	—	10,000,003	—	1,232,934	11,974,476
	2024	768,269	—	19,448,731	533,179	30,615	20,780,794
Riva Bakal Former Chief Product & Strategy Officer	2025	335,192	—	3,000,012	—	381,767	3,716,972
	2024	369,231	—	4,822,999	128,123	13,800	5,334,153

1.	No 2024 amounts are reported for Mr. Langenbacher and Mr. Pickus because they were not NEOs for such fiscal year.
2.
Represents the amount of the cash incentive award payouts under the AIP (as defined herein) that our Compensation Committee determined, in its discretion, to pay to each participating employee who was not an NEO in 2024. See “—2025 Annual Incentive Plan Awards.”

3.
Represents the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), of restricted stock units (“RSUs”) granted under the Plan (as defined herein) as follows:

•
March 13, 2025: $5,000,001, $3,000,012, $1,000,023, $10,000,003, and $3,000,012 to Mr. Fey, Mr. Langenbacher, Mr. Pickus, Mr. Chia, and Ms. Bakal, respectively (which awards were forfeited by Mr. Chia and Ms. Bakal in connection with their respective terminations of employment); and
•
December 15, 2025: $3,999,995, $1,999,998, and $449,998 to Mr. Fey, Mr. Langenbacher, and Mr. Pickus, respectively (which awards were in lieu of equity awards being granted to these NEOs in March 2026; see “—2025 Equity Compensation—2025 Equity-Based Award Grants”).
For more detail on the Plan and these grants, see “—2025 Equity Compensation.” For a discussion of the assumptions used in determining grant date fair value, see “Note 21. Equity-Based Compensation” to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies & Estimates—Equity-Based Compensation” in Items 8 and 7 of our 2025 Annual Report, respectively.
4.	Represents cash incentive awards under the AIP that were earned during the identified fiscal year and paid in the first quarter of the subsequent fiscal year. See “—2025 Annual Incentive Plan Awards.”
5.
For each NEO other than Mr. Langenbacher, represents $14,000 of employer matching contributions under the 401(k) Plan (as defined herein). For Mr. Chia, also includes $14,650 of Young President’s Organization International membership dues and $1,167,123 paid or accrued in connection with his Qualifying Termination (as defined herein). For Ms. Bakal, also includes $367,767 paid or accrued in connection with her Qualifying Termination. See “—Potential Payments Upon Termination—2025 Qualifying Terminations.”

Vivid Seats Inc.  22  2026 Proxy Statement

2025 Salaries
Our NEOs receive a base salary to compensate them for services rendered to us. The base salary payable to each NEO is reviewed annually by our Compensation Committee and is intended to provide a fixed component of compensation reflecting the NEO’s skill set, experience, role, and responsibilities. In March 2025, following a detailed evaluation by our Compensation Committee of the competitive market landscape, each NEO (other than Mr. Fey and Mr. Chia) was provided a base salary merit increase, as set forth in the following table.

Name	2025 Base Salary ($)	2024 Base Salary ($)	Increase
Lawrence Fey	350,000	350,000	0.0%
Stefano Langenbacher	440,000	400,000	10.0%
Edward Pickus	310,000	305,000	1.6%
Stanley Chia	800,000	800,000	0.0%
Riva Bakal	380,000	375,000	1.3%

In December 2025, in connection with his appointment as our CEO, Mr. Fey’s base salary was reduced to the applicable minimum base salary in effect for Fair Labor Standards Act exemptions (approximately $36,000).
2025 Annual Incentive Plan Awards
In 2025, each NEO was eligible to receive a cash incentive award (an “AIP Award”) under our 2025 Annual Incentive Plan (the “AIP”) expressed as a percentage of their annual base salary, as set forth in the following table.

Name	Target 2025 AIP Award
Lawrence Fey	50% of Base Salary
Stefano Langenbacher	50% of Base Salary
Edward Pickus	50% of Base Salary
Stanley Chia	100% of Base Salary
Riva Bakal	50% of Base Salary

The AIP was designed by our Compensation Committee in early 2025 to stimulate and support a high-performance environment by tying 2025 AIP Awards to the achievement of short-term goals across two metrics aligned with then-current financial objectives that our Compensation Committee believed are valued by stockholders: revenue and adjusted EBITDA (each weighted 50%). The 2025 AIP Award payouts would be determined by measuring our actual 2025 financial performance against the 2025 operating plan revenue and adjusted EBITDA targets approved by our Board in early 2025 (each, a “Target”), as set forth in the following table.

	Revenue / Adjusted EBITDA Performance (% of Targets)	Payout
Threshold	85%	40%
Target	100%	100%
Maximum	115%	150%

No 2025 AIP Award payout would occur if our actual performance was less than 85% of each Target. The maximum 2025 AIP Award payout (150% of the AIP Award target value) would occur if our actual performance was at least 115% of each Target. To the extent our actual performance fell between 85% and 115% of a Target, straight-line interpolation would be utilized to calculate the 2025 AIP Award payout for such Target. Each 2025 AIP Award was subject to the recipient’s continued employment through the payment date.
There was substantial uncertainty at the time our Compensation Committee designed the AIP as to whether either Target would be achieved and, as a result, as to the actual AIP Award payouts. In mid-2025, our Compensation
Vivid Seats Inc.  23  2026 Proxy Statement

Committee surmised that the Target threshold performance levels for the 2025 AIP Awards were unlikely to be achieved, which would lead to zero 2025 AIP Award payouts to all participating employees (including non-executives). Our Compensation Committee determined that 2025 AIP Award payouts for our NEOs at that time (Mr. Fey, Mr. Chia, and Ms. Bakal) would continue to be tied to achieving the Targets, but that other participating employees (including non-executives) would be eligible for discretionary 2025 AIP Award payouts based on their individual contributions. This decision was deemed necessary to help motivate and retain qualified personnel across the organization.
In early 2026, our Compensation Committee approved the following 2025 AIP Award payouts:
•
For Mr. Fey (who was an NEO in 2024): a payout at 0% of the target value (based on our revenue and adjusted EBITDA performance being below the Target threshold performance levels, with no discretionary adjustments); and

•	For Mr. Langenbacher and Mr. Pickus (who were not NEOs in 2024): a discretionary payout at 100% of the target value.
In December 2025, in connection with his appointment as our CEO, Mr. Fey agreed to forego any cash incentive award under our 2026 Annual Incentive Plan.
2025 Equity Compensation
2021 Incentive Award Plan
We adopted our 2021 Incentive Award Plan (as amended, the “Plan”), which became effective on October 18, 2021 and was amended on February 5, 2024, to facilitate the grant of cash and equity incentives to our and certain of our affiliates’ employees (including our NEOs) and consultants, as well as our non-employee directors, so that we and such affiliates can attract, motivate, and retain the service of such individuals, which is essential to our long-term success. The term of the Plan runs through February 5, 2034 (or such earlier date on which all awards granted thereunder have been satisfied in full and no shares of Class A Common Stock remain available for issuance thereunder).
March 2025 Equity-Based Grants
On March 13 2025, RSUs were granted to our NEOs, as set forth in the following table.

Name	Number of RSUs(1)	Award Value ($)(2)
Lawrence Fey	88,968	5,000,001
Stefano Langenbacher	53,381	3,000,012
Edward Pickus	17,794	1,000,023
Stanley Chia	177,936	10,000,003
Riva Bakal	53,381	3,000,012

1.
One-third of the award vested on March 11, 2026. The remainder of the award vests in eight equal quarterly installments thereafter such that it fully vests on March 11, 2027, subject to continued employment on each vesting date.

2.	Represents the aggregate grant date fair value of the award computed in accordance with ASC Topic 718.
Vivid Seats Inc.  24  2026 Proxy Statement

December 2025 (In Lieu of March 2026) Equity-Based Grants
On December 15, 2025, RSUs were granted to our then-serving NEOs, as set forth in the following table. The awards were approved by our Compensation Committee following a leadership transition in the fourth quarter of 2025. While granted during 2025, the awards were in lieu of equity awards being granted to our NEOs in March 2026. Accordingly, our NEOs did not receive equity awards in March 2026.

Name	Number of RSUs(1)	Award Value ($)(2)
Lawrence Fey	611,620	3,999,995
Stefano Langenbacher	305,810	1,999,998
Edward Pickus	68,807	449,998

1.	The award vests in equal quarterly installments beginning on March 11, 2026 such that it fully vests on December 11, 2027, subject to continued employment on each vesting date.
2.	Represents the aggregate grant date fair value of the award computed in accordance with ASC Topic 718.
See “—Outstanding Equity Awards at 2025 Fiscal Year-End” for additional information on the equity awards granted to our NEOs during 2025.
Policies & Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Non-Public Information
Although we have granted stock options in the past, we do not currently grant stock options or similar instruments with option-like features. Accordingly, we have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.
Other Compensation Elements
401(K) Profit Sharing Plan
We maintain our 401(k) Profit Sharing Plan (the “401(k) Plan”) for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Currently, we match contributions made by employees in the 401(k) Plan up to a specified percentage of the contributions, and the matching contributions are fully vested on the date the contribution is made. We believe providing a vehicle for tax-deferred retirement savings though the 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees in accordance with our compensation policies.
Employee Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, which include: medical, dental, and vision benefits; medical and dependent care flexible spending accounts; short- and long-term disability insurance; and life insurance. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our employees.
No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by us.
Vivid Seats Inc.  25  2026 Proxy Statement

Executive Compensation Arrangements
Fey Employment Agreement
On April 1, 2020, Vivid Seats LLC entered into an Employment and Restrictive Covenants Agreement with Mr. Fey providing for his position as our CFO (the “Fey RCA”). On March 11, 2026, we and Vivid Seats LLC entered into an employment agreement with Mr. Fey providing for his position as our CEO (together with the Fey RCA, the “Fey Employment Agreement”). Mr. Fey’s employment with us is at will; either party may terminate the Fey Employment Agreement without notice.
Pursuant to the Fey Employment Agreement, Mr. Fey is subject to perpetual confidentiality and mutual non-disparagement provisions and non-compete and non-solicitation provisions with respect to customers and employees during his employment and the two-year period post termination. The Fey Employment Agreement also provides for the potential payments upon termination described under “—Potential Payments Upon Termination.”
Langenbacher Employment Agreement
On January 31, 2024, we and Vivid Seats LLC entered into an employment agreement with Mr. Langenbacher providing for his position as our Chief Technology Officer (as amended on June 26, 2024, the “Langenbacher Employment Agreement”). Mr. Langenbacher’s employment with us is at will; either party may terminate the Langenbacher Employment Agreement without notice.
Pursuant to the Langenbacher Employment Agreement, Mr. Langenbacher is subject to perpetual confidentiality and mutual non-disparagement provisions and non-compete and non-solicitation provisions with respect to customers and employees during his employment and the two-year period post termination. The Langenbacher Employment Agreement also provides for the potential payments upon termination described under “—Potential Payments Upon Termination.”
Pickus Employment Agreement
On June 26, 2024, we and Vivid Seats LLC entered into an amended and restated employment agreement with Mr. Pickus providing for his position as our Chief Accounting Officer (the “Pickus Employment Agreement”). Mr. Pickus’ employment with us is at will; either party may terminate the Pickus Employment Agreement without notice.
Pursuant to the Pickus Employment Agreement, Mr. Pickus is subject to perpetual confidentiality and mutual non-disparagement provisions and non-compete and non-solicitation provisions with respect to customers and employees during his employment and the two-year period post termination. The Pickus Employment Agreement also provides for the potential payments upon termination described under “—Potential Payments Upon Termination.”
Chia Employment Agreement
On August 9, 2021, we and Vivid Seats LLC entered into an employment agreement with Mr. Chia providing for his position as our CEO, which agreement became effective on October 18, 2021 (as amended on June 26, 2024, the “Chia Employment Agreement”). Mr. Chia’s at-will employment was terminated on December 1, 2025, which constituted a Qualifying Termination. See “—Potential Payments Upon Termination—2025 Qualifying Terminations.”
Pursuant to the Chia Employment Agreement, Mr. Chia remains subject to perpetual confidentiality and mutual non-disparagement provisions and non-compete and non-solicitation provisions with respect to customers and employees for the one-year period following his Qualifying Termination.
Vivid Seats Inc.  26  2026 Proxy Statement

Bakal Employment Agreement
On August 13, 2021, we and Vivid Seats LLC entered into an employment agreement with Ms. Bakal providing for her position as our Senior Vice President, Strategy & Product, which agreement became effective on October 18, 2021 (as amended on June 26, 2024, the “Bakal Employment Agreement”). Ms. Bakal was promoted to Chief Product & Strategy Officer in March 2022. Ms. Bakal’s at-will employment was terminated on November 14, 2025, which constituted a Qualifying Termination. See “—Potential Payments Upon Termination—2025 Qualifying Terminations.”
Pursuant to Bakal Employment Agreement, Ms. Bakal remains subject to perpetual confidentiality and mutual non-disparagement provisions and non-compete and non-solicitation provisions with respect to customers and employees for the two-year period following her Qualifying Termination.
Potential Payments Upon Termination
The Fey, Langenbacher, and Pickus Employment Agreements provide that upon a Qualifying Termination, the NEO will be entitled to receive, subject to their execution and non-revocation of a release of claims: (i) a lump-sum cash payment equal to a specified amount of annual base salary (12 months for Mr. Fey, nine months for Mr. Langenbacher, and six months for Mr. Pickus); (ii) a lump-sum cash payment equal to 50% of the target AIP award for the year in which the Qualifying Termination occurs, prorated; (iii) payment of any unpaid bonus or annual cash incentive payment for the prior fiscal year; and (iv) a lump-sum cash payment equal to a specified amount of COBRA health insurance premiums (12 months for Mr. Fey, nine months for Mr. Langenbacher, and six months for Mr. Pickus). The Fey Employment Agreement further provides that upon a Qualifying Termination, all of Mr. Fey’s then-outstanding unvested equity awards that otherwise would have vested within the six-month period following the Qualifying Termination will immediately vest.
The Fey, Langenbacher, and Pickus Employment Agreements further provide that upon a Qualifying Termination within the 12-month period immediately prior or subsequent to a Change in Control (as defined in the Plan), the NEO will be entitled to receive, subject to their execution and non-revocation of a release of claims, the payments described in the prior paragraph, provided that (x) the “AIP award” payment described in clause (ii) will be equal to 100% of the target AIP award and will not be prorated and (y) all of the NEO’s then-outstanding unvested equity awards will immediately vest.
As used herein:
•	“Qualifying Termination” means (a) the termination of the NEO’s employment by us without Cause (as defined below) or (b) the NEO’s resignation for Good Reason (as defined below);
•
“Cause” means the NEO’s: (a) material failure to perform their responsibilities or duties under their employment agreement or as reasonably requested from time to time by our Board; (b) engagement in illegal conduct or gross misconduct that has materially harmed, or is reasonably likely to materially harm, our standing and reputation; (c) commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude, or any other act or omission that has materially harmed, or is reasonably likely to materially harm, our standing and reputation; (d) material breach of the duty of loyalty or our Code of Business Conduct & Ethics, in either case, that has materially harmed, or is reasonably likely to materially harm, our standing and reputation, or material breach of any material written agreement with us; (e) dishonesty that has materially harmed, or is reasonably likely to materially harm, us; (f) fraud, gross negligence, or repetitive negligence committed without regarding to corrective direction in the course of their duties as an employee; or (g) excessive and unreasonable absences from their duties for any reason (other than authorized leave as a result of their death or disability); provided, however, as to clauses (a), (b), (d), (f), or (g), an event will only constitute Cause after written notice thereof has been given by our Board to the NEO and such event has not been cured for a period of 30 days following delivery of such notice; and

•
“Good Reason” means: (a) a material adverse change in the NEO’s title, position, duties, or responsibilities, including, but not limited, to (x) our failure to maintain their principal position as set forth in their employment

Vivid Seats Inc.  27  2026 Proxy Statement

agreement, (y) any requirement for them to report directly to anyone other than as set forth in their employment agreement, or (z) with respect to Mr. Chia, while he was our CEO, his failure to be nominated to our Board; (b) a reduction in the NEO’s then-current base salary or targeted annual cash incentive award by more than 10%; (c) our material breach of any agreement with the NEO; or (d) a relocation of the NEO’s primary work location by more than 30 miles from that set forth in their employment agreement; provided, however, that the NEO must (i) give written notice to us of the existence of the event constituting Good Reason within 30 days of the initial existence of such event specifying the basis for their belief that they are entitled to terminate their employment for Good Reason, (ii) give us a period of 30 days following delivery of such notice to cure such event, and (iii) actually resign from employment with us within 30 days following the expiration of our 30-day cure period.
2025 Qualifying Terminations
Mr. Chia’s employment was terminated on December 1, 2025, which constituted a Qualifying Termination and pursuant to which we made or accrued the following payments: (i) $800,000, representing 12 months of his annual base salary; (ii) $367,123, representing 50% of his 2025 AIP Award target value, prorated; and (iii) $37,161, representing 12 months of COBRA health insurance premiums.
Ms. Bakal’s employment was terminated on November 14, 2025, which constituted a Qualifying Termination and pursuant to which we made or accrued the following payments: (i) $285,000, representing nine months of her annual base salary; and (ii) $82,767, representing 50% of her 2025 AIP Award target value, prorated. Ms. Bakal did not receive COBRA health insurance coverage because she did not participate in our medical benefit programs.
Vivid Seats Inc.  28  2026 Proxy Statement

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information regarding unexercised and unvested equity awards held by our NEOs at December 31, 2025. All figures and dollar values in the following table reflect the 1-for-20 reverse stock split of our Class A Common Stock that was effected on August 5, 2025 (the “Reverse Stock Split”).

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Lawrence Fey	Stock Options	10/19/21	26,525(2)	—	135.20(3)	10/19/31	—	—
	Stock Options	3/11/22	25,063(4)	—	135.20(5)	3/11/32	—	—
	Stock Options	3/10/23	28,472(6)	2,589	143.40(7)	3/10/33	—	—
	RSUs	3/10/23	—	—	—	—	1,192(6)	8,595
	RSUs	3/6/24	—	—	—	—	20,190(8)	145,570
	RSUs	5/8/24	—	—	—	—	11,126(9)	80,219
	RSUs	3/13/25	—	—	—	—	88,968(10)	641,460
	RSUs	12/15/25	—	—	—	—	611,620(11)	4,409,781
Stefano Langenbacher	RSUs	3/18/24	—	—	—	—	9,085(8)	65,503
	RSUs	11/11/24	—	—	—	—	4,738(12)	$34,161
	RSUs	3/13/25	—	—	—	—	53,381(10)	384,878
	RSUs	12/15/25	—	—	—	—	305,810(11)	2,204,891
Edward Pickus	Stock Options	3/11/22	3,759(4)	—	135.20(5)	3/11/32	—	—
	Stock Options	3/10/23	4,861(6)	442	143.40(7)	3/10/33	—	—
	RSUs	3/10/23	—	—	—	—	204(6)	1,471
	RSUs	3/6/24	—	—	—	—	4,040(8)	29,129
	RSUs	3/13/25	—	—	—	—	17,794(10)	128,295
	RSUs	12/15/25	—	—	—	—	68,807(11)	496,099
Stanley Chia	Stock Options	10/19/21	33,157(2)	—	135.20(3)	10/19/27(2)	—	—
	Stock Options	3/11/22	40,727(4)	—	135.20(5)	3/11/28(4)	—	—
	Stock Options	3/10/23	47,348(6)	9,470	143.40(7)	3/10/29(6)	—	—
	RSUs	3/10/23	—	—	—	—	4,360(13)	31,436
	RSUs	3/6/24	—	—	—	—	48,450(13)	349,325
	RSUs	5/8/24	—	—	—	—	35,001(13)	252,358
	RSUs	3/13/25	—	—	—	—	177,935(13)	1,282,912
Riva Bakal	Stock Options	10/19/21	8,173(2)	—	135.20(3)	10/19/27(2)	—	—
	Stock Options	3/11/22	10,652(4)	—	135.20(5)	3/11/28(4)	—	—
	Stock Options	3/10/23	15,782(6)	3,157	143.40(7)	3/10/29(6)	—	—
	RSUs	3/10/23	—	—	—	—	1,454(13)	10,484
	RSUs	3/6/24	—	—	—	—	14,537(13)	104,812
	RSUs	5/8/24	—	—	—	—	7,401(13)	53,362
	RSUs	3/13/25	—	—	—	—	53,380(13)	384,870

1.	Value determined based on the $7.21 closing price per share of our Class A Common Stock on the Nasdaq on December 31, 2025.
Vivid Seats Inc.  29  2026 Proxy Statement

2.
The award fully vested on October 19, 2025. Because their employment was terminated prior to the sixth anniversary of the grant date, the vested awards held by Mr. Chia and Ms. Bakal expire on the sixth anniversary of the grant date.

3.
The original exercise price of $13.09 per share was (a) reduced on November 2, 2021 to $12.86 in connection with the payment of an extraordinary dividend of $0.23 per share on such date, (b) further reduced by our Compensation Committee on December 7, 2023 to $6.76 (the closing price per share of our Class A Common Stock on the Nasdaq on such date), and (c) adjusted to reflect the Reverse Stock Split.

4.
The award fully vested on March 11, 2025. Because their employment was terminated prior to the sixth anniversary of the grant date, the vested awards held by Mr. Chia and Ms. Bakal expire on the sixth anniversary of the grant date.

5.
The original exercise price of $10.26 per share was (a) reduced by our Compensation Committee on December 7, 2023 to $6.76 (the closing price per share of our Class A Common Stock on the Nasdaq on such date) and (b) adjusted to reflect the Reverse Stock Split.

6.
One-third of the award vested on March 11, 2024. The remainder of the award vests in eight equal quarterly installments thereafter such that it fully vests on March 11, 2026, subject to continued employment on each vesting date. Because their employment was terminated prior to the sixth anniversary of the grant date, the vested awards held by Mr. Chia and Ms. Bakal expire on the sixth anniversary of the grant date.

7.	The original exercise price of $7.17 per share was adjusted to reflect the Reverse Stock Split.
8.
One-third of the award vested on March 11, 2025. The remainder of the award vests in eight equal quarterly installments thereafter such that it fully vests on March 11, 2027, subject to continued employment on each vesting date.

9.
One-third of the award vested on May 12, 2025. The remainder of the award vests in eight equal quarterly installments thereafter such that it fully vests on May 11, 2027, subject to continued employment on each vesting date.

10.
One-third of the award vests on March 11, 2026. The remainder of the award vests in eight equal quarterly installments thereafter such that it fully vests on March 11, 2028, subject to continued employment on each vesting date.

11.	The award vests in equal quarterly installments beginning on March 11, 2026 such that it fully vests on December 11, 2027, subject to continued employment on each vesting date.
12.
One-third of the award vested on November 12, 2025. The remainder of the award vests in eight equal quarterly installments thereafter such that it fully vests on November 12, 2027, subject to continued employment on each vesting date.

13.
While forfeited in connection with the NEO’s termination of employment, the award is included in this table because, pursuant to the Chia and Bakal Employment Agreements, if a Change in Control (as defined in the Plan) occurs within the 12-month period immediately following the NEO’s Qualifying Termination, the award immediately vests for purposes of receiving the consideration receivable in such Change in Control transaction.

Vivid Seats Inc.  30  2026 Proxy Statement

DIRECTOR COMPENSATION
The following table sets forth the compensation of our non-employee directors for our last completed fiscal year. Neither Mr. Fey nor Mr. Chia received compensation for their service as director, and all of their compensation is reflected in the “Summary Compensation Table.” Mr. Taylor received no compensation for his service as director due to restrictions imposed by his employer:

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Mark Anderson	40,000	200,000	240,000
Todd Boehly	40,000	200,000	240,000
Jane DeFlorio(3)	137,097	200,000	337,097
Craig Dixon(3)	109,758	200,000	309,758
David Donnini	40,000	200,000	240,000
Julie Masino(3)	102,258	200,000	302,258
Adam Stewart	47,500	200,000	247,500
Martin Taylor(4)	—	—	—

1.
Represents the grant date fair value, computed in accordance with ASC Topic 718, of RSUs granted under the Plan on June 3, 2025 to each non-employee director (other than Mr. Taylor). For a discussion of the assumptions used in determining grant date fair value, see “Note 21. Equity-Based Compensation” to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies & Estimates—Equity-Based Compensation” in Items 8 and 7 of our 2025 Annual Report, respectively.

2.	At December 31, 2025, each non-employee director held an aggregate of 6,824 outstanding unvested RSUs (other than Mr. Stewart and Mr. Taylor, who held 8,443 and 0, respectively).
3.
Ms. DeFlorio, Mr. Dixon, and Ms. Masino earned additional cash retainers during a portion of 2025 equal to $25,000, $15,000, and $15,000 per month, respectively, for their service on an ad hoc special committee of our Board, of which Ms. DeFlorio served as the Chair.

4.	Mr. Taylor resigned from our Board, effective December 19, 2025.
We pay each non-employee director (other than Mr. Taylor) an annual cash retainer of $40,000 for service on our Board. In recognition of the additional responsibilities associated with service on our Board’s committees, each member thereof receives an additional cash retainer as follows: (i) Audit Committee members receive $10,000 ($20,000 for the Chair); (ii) Compensation Committee members receive $7,500 ($15,000 for the Chair); and (iii) NCG Committee members receive $7,500 ($15,000 for the Chair). All cash retainers are earned on a quarterly basis. Non-employee directors may elect to have all or a portion of their annual cash retainers paid in fully vested shares of Class A Common Stock. While we reimburse expenses incurred by directors in attending meetings of our Board and its committees, no additional fees are paid to non-employee directors for such attendance.
Our non-employee director compensation policy provides for the grant of RSUs to each non-employee director as follows: (a) upon their initial election or appointment to our Board, a one-time grant with an aggregate grant date fair value of $200,000, which vests in three equal installments on the first three anniversaries of the grant date; and (b) annually, on the date of each annual meeting of stockholders, a grant with an aggregate grant date fair value of $200,000, which vests in full on the earlier of (i) the day immediately preceding the date of the first annual meeting of stockholders following the grant date and (ii) the first anniversary of the grant date. The vesting of these RSUs is subject to continued service on our Board through each vesting date. No portion of these RSUs that is unvested at the time of a non-employee director’s termination of service from our Board will vest thereafter, subject, in the case of death or disability, to the award remaining outstanding for 30 days following such termination and our Board’s discretion to accelerate unvested RSUs during such period. All of these RSUs will vest in full immediately prior to a change in control, to the extent outstanding at such time.
Vivid Seats Inc.  31  2026 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized For Issuance Under Equity Compensation Plans
The following table sets forth certain information at December 31, 2025 with respect to the shares of Class A Common Stock that may be issued under our equity compensation plans (the Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”)). All figures and dollar values in the following table reflect the Reverse Stock Split.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Security Holders	2,090,929(1)	$162.97(2)	586,067(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,090,929(1)	$162.97(2)	586,067(3)

1.	Consists of 1,701,706 and 389,223 shares of Class A Common Stock that may be issued upon the vesting and exercise of outstanding RSUs and stock options, respectively, issued pursuant to the Plan.
2.	Represents the weighted-average exercise price of outstanding stock options to purchase shares of Class A Common Stock (no weighting is assigned to RSUs as no exercise price is applicable thereto).
3.
Consists of 253,098 and 332,969 shares of Class A Common Stock available for future issuance under the Plan and the ESPP, respectively. The number of shares reserved for issuance under the Plan increases on the first day of each calendar year, through and including January 1, 2034, by a number equal to 5% of the aggregate number of shares of Class A Common Stock outstanding on the final day of the immediately preceding calendar year (or such smaller number of shares as is determined by our Board). The number of shares reserved for issuance under the ESPP increases on the first day of each calendar year, through and including January 1, 2031, by a number equal to 0.5% of the aggregate number of shares of Class A Common Stock outstanding on the final day of the immediately preceding calendar year (or such smaller number of shares as is determined by our Board).

Vivid Seats Inc.  32  2026 Proxy Statement

SECURITY OWNERSHIP
The following table sets forth certain information at the close of business on the Record Date with respect to holdings of our Class A Common Stock by (i) each stockholder who beneficially owned more than 5% of the outstanding shares of our Class A Common Stock, (ii) each of our NEOs, directors, and director nominees, and (iii) all of our directors and executive officers as a group.
The number of shares beneficially owned, the percentages of beneficial ownership and the percentages of combined voting power set forth in the following table are based on 10,987,411 shares of Class A Common Stock issued and outstanding at the close of business on the Record Date. In accordance with SEC rules, beneficial ownership includes voting or investment power with respect to securities and includes shares issuable pursuant to RSUs, stock options, and warrants that vest or are exercisable within 60 days of the Record Date. Unless otherwise indicated, we believe, based on information provided to us, that each person listed in the following table has sole voting and investment power with respect to all listed shares.
Unless otherwise indicated, the business address of each person listed in the following table is c/o Vivid Seats Inc., 24 E. Washington St., Ste. 900, Chicago, IL 60602.

Name	Number of Shares	% of Outstanding Shares
5% Holders
GTCR, LLC(1)	3,947,483	35.4
Eldridge Industries, LLC(2)	4,726,057	36.3
Emeth Value Capital, LLC(3)	556,918	5.1
NEOs(4)
Lawrence Fey	357,837	3.2
Stefano Langenbacher	86,349	*
Edward Pickus	35,459	*
Stanley Chia	245,809	2.3
Riva Bakal	34,607	*
Non-Employee Directors
Mark Anderson(1)	3,958,893	35.5
Todd Boehly(2)	4,737,467	36.4
Jane DeFlorio	12,810	*
Craig Dixon	10,540	*
David Donnini(1)	3,958,893	35.5
Julie Masino	11,410	*
Adam Stewart	7,511	*
All Current Directors & Executive Officers as a Group (10 Individuals)	9,230,744	69.5

*	Represents beneficial ownership of less than 1%.
1.
Based on a Schedule 13D filed with the SEC on November 7, 2025 on behalf of GTCR Investment XI LLC, GTCR Fund XI/C LP, GTCR Fund XI/B LP, GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP, and GTCR Partners XI/B LP. GTCR Partners XI/A&C LP is the general partner of GTCR Fund XI/C LP, GTCR Partners XI/B LP is the general partner of GTCR Fund XI/B LP, and GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP, and GTCR Partners XI/B LP. GTCR Investment XI LLC is managed by a Board of Managers, which includes Mr. Anderson and Mr. Donnini. No single person has voting or dispositive authority over the reported securities; as such, no single person has voting or dispositive authority over, and each of Mr. Anderson and Mr. Donnini disclaims beneficial ownership of, the reported securities. The address of each of the foregoing entities and individuals is 300 N. LaSalle St., Ste. 5600, Chicago, IL 60654. Includes 178,850 shares issuable in connection with exercisable warrants held by the foregoing entities.

Vivid Seats Inc.  33  2026 Proxy Statement

2.
Based on a Schedule 13G/A filed with the SEC on January 26, 2024 on behalf of Mr. Boehly, Eldridge, Horizon, Post Portfolio Trust, LLC (“PPT”), and SBT Investors, LLC (“SBT”). Each of Horizon and PPT is indirectly controlled by Eldridge. SBT is the majority owner and controlling member of Eldridge. Mr. Boehly is the indirect majority and controlling member of SBT and the Co-Founder, Chairman, and Chief Executive Officer of Eldridge. Mr. Boehly and each of the foregoing entities may be deemed to have voting and dispositive power over the reported securities held by the entities for which he or it directly or indirectly exercises control. Eldridge has shared voting and dispositive power with respect to 4,218,092 shares, which consist of (i) 2,192,103 shares (839,499 shares held by Horizon, 1,227,604 shares held by PPT, and 125,000 shares held by Potwin Place, LLC) and (ii) 2,025,989 shares issuable in connection with exercisable warrants held by Horizon. Mr. Boehly has sole voting and dispositive power with respect to 11,410 shares (including 6,579 shares issuable in connection with RSUs held by Mr. Boehly that vest within 60 days of the Record Date), and each of Mr. Boehly and SBT has shared voting and dispositive power with respect to 4,726,057 shares, consisting of (i) the 4,218,092 shares described above over which Eldridge also has shared voting and dispositive power and (ii) 507,965 shares held directly and indirectly by SBT. Each of Horizon and PPT has shared voting and dispositive power with respect to the securities indicated as being held by them. The address of Mr. Boehly and each of the foregoing entities is 600 Steamboat Rd., Ste. 200, Greenwich, CT 06830. All numbers reported in the Schedule 13G/A have been adjusted in this footnote to give effect to the Reverse Stock Split.

3.
Based on a Schedule 13G filed with the SEC on February 4, 2026 on behalf of Emeth Value Capital, LLC. Andrew J. Carreon is the Managing Member of Emeth Value Capital, LLC. The address of each of the foregoing entities and individuals is 631 St. Charles Ave., New Orleans, LA 70130.

4.
Includes the following shares issuable in connection with exercisable options: (a) Mr. Fey – 82,649 shares; (b) Mr. Langenbacher – 0 shares; (c) Mr. Pickus – 9,062 shares; (d) Mr. Chia – 121,232 shares; (e) Ms. Bakal – 34,607 shares; and (f) all of our current executive officers as a group – 82,649 shares. None of our directors hold any such options.

Vivid Seats Inc.  34  2026 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS
Policies & Procedures
Our Board has adopted a written policy that sets forth the procedures for the reporting, review, and approval or ratification of “related person transactions.” As a “smaller reporting company” (as defined in Rule 12b-2 under the Exchange Act), a related party transaction is one in which (a) we (or any of our subsidiaries) were or will be a participant, (b) the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and (c) any “related person” had or will have a direct or indirect material interest. A “related person” is: (i) a person who is, or during the applicable period was, our executive officer, director, or director nominee; (ii) a person who we know to be the beneficial owner of more than 5% of any class of our voting securities; (iii) an immediate family member of, or person (other than a tenant or employee) sharing the household of, any of the foregoing persons; and (iv) an entity in which any of the foregoing persons is employed, is a general partner or principal (or holds a similar position) or has a 10% or greater beneficial ownership interest.
Under the policy, our Audit Committee evaluates related person transactions for the purpose of deciding whether they are fair and reasonable and should be approved or ratified. These procedures are designed to minimize real or potential conflicts of interest (or the perception thereof) arising from any dealings we may have with our affiliates and to provide for the appropriate disclosure of any such conflicts.
Our Audit Committee has pre-approved the following types of potential related person transactions as not presenting material conflicts of interest: (i) compensation paid to our directors and executive officers that has been approved by our Board or Compensation Committee; (ii) transactions in the ordinary course of business in which the related person’s interest arises solely from their position as a director of, and/or their ownership of less than a 10% equity interest in, an entity that is party to the transaction; (iii) transactions in the ordinary course of business in which the related person’s interest arises solely from their ownership of our Class A Common Stock and in which all holders of our Class A Common Stock will receive the same benefit on a pro rata basis; (iv) transactions in which the rates or charges involved are determined by competitive bids; and (v) transactions in which the related person purchases or sells our securities in a public offering approved by our Board or a committee thereof.
Our Audit Committee reviews each related person transaction that does not fall within a pre-approved category in light of all facts and circumstances it deems to be relevant, including, but not limited to: whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party; whether the transaction arose in the ordinary course of business; and the extent of the related person’s interest in the transaction. No director may participate in the approval or ratification of a related person transaction in which such director is a related person.
Related Person Transactions
Los Angeles Dodgers
In June 2023, we entered into a strategic partnership with the Dodgers, pursuant to which we were designated as an Official Ticket Marketplace of the Dodgers and receive certain other advertising, marketing, promotional, and sponsorship benefits. In 2025 and 2024, we paid the Dodgers $0 and approximately $2.2 million, respectively, in connection with this partnership. Mr. Boehly, a member of our Board, owns greater than 10% of the Dodgers.
Viral Nation Inc.
In December 2021, we entered into an agreement with Viral Nation Inc. (“Viral Nation”), a marketing agency that creates viral and social media influencer campaigns and provides advertising, marketing, and technology services. Under the agreement, Viral Nation has produced social media content for our social media channels, engaged influencers to create custom content to enhance our brand awareness and reputation, and produced a business-to-consumer
Vivid Seats Inc.  35  2026 Proxy Statement

campaign to implement an integrated social media strategy for our brand. In 2025 and 2024, we paid Viral Nation $0 and approximately $0.3 million, respectively, in connection with the agreement. Mr. Boehly, a member of our Board, serves on the board of directors of Viral Nation and is the Co-Founder, Chairman, and Chief Executive Officer of Eldridge, which owns greater than 10% of Viral Nation.
Tax Receivable Agreement
In October 2021, we entered into a Tax Receivable Agreement (the “TRA”) with the existing unitholders of Hoya Intermediate, LLC (“Hoya Intermediate”) (including affiliates of GTCR, which beneficially own more than 5% of our Class A Common Stock). The TRA provided for our payment to such unitholders of 85% of the amount of any tax savings that we realized (or, under certain circumstances, were deemed to have realized) as a result of, or attributable to, (i) increases in the tax basis of assets owned directly or indirectly by Hoya Intermediate or its subsidiaries from, among other things, any redemptions or exchanges of Hoya Intermediate’s common units, (ii) existing tax basis (including depreciation and amortization deductions arising from such tax basis) in long-lived assets owned directly or indirectly by Hoya Intermediate and its subsidiaries, and (iii) certain other tax benefits (including deductions in respect of imputed interest) related to us making payments under the TRA. In 2025 and 2024, we paid Hoya Topco, LLC approximately $4.0 million and $0.1 million, respectively, pursuant to the TRA. The TRA was terminated in October 2025. See “—Corporate Simplification Agreement.”
Corporate Simplification Agreement
On October 19, 2025, we entered into a Corporate Simplification Agreement (the “CSA”) with Hoya Intermediate and the TRA Parties named therein (including affiliates of GTCR, which beneficially own more than 5% of our Class A Common Stock). Pursuant to the CSA and the ancillary agreements described therein, a series of transactions was consummated over the two business days ended October 31, 2025 that, among other things, simplified our corporate structure. These transactions included, among other things: (i) amending certain warrant agreements to provide for the issuance of shares of Class A Common Stock in lieu of Hoya Intermediate’s common units; (ii) terminating all rights and obligations under the TRA (other than certain terms thereof that expressly survived); and (iii) issuing an aggregate of 403,022 shares of Class A Common Stock to the TRA Parties.
Stockholders’ Agreement
We are parties to a Stockholders Agreement, dated October 18, 2021 (as amended on October 1, 2024, the “Stockholders’ Agreement”), that gives affiliates of GTCR and Horizon the right to designate the following number of nominees to our Board:
•
The GTCR Holders (as defined below) have the right, but not the obligation, to nominate: (i) five directors, so long as they beneficially own at least 24% of the total number of shares of our common stock that were issued and outstanding on October 18, 2021 (the “Closing Amount”); (ii) four directors, so long as they beneficially own at least 18% but less than 24% of the Closing Amount; (iii) three directors, so long as they beneficially own at least 12% but less than 18% of the Closing Amount; (iv) two directors, so long as they beneficially own at least 6% but less than 12% of the Closing Amount; and (v) one director, until the date on which they beneficially own less than 5% of the number of shares of our common stock that they held on October 18, 2021.

•
The Horizon Holders (as defined below) have the right, but not the obligation, to nominate: (i) three directors, so long as they beneficially own at least 12% of the Closing Amount; (ii) two directors, so long as they beneficially own at least 6% but less than 12% of the Closing Amount; and (iii) one director, until the date on which they beneficially own less than 5% of the number of shares of our common stock that they held on October 18, 2021.

Vivid Seats Inc.  36  2026 Proxy Statement

As used herein: (a) the “GTCR Holders” means GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR Co-Invest XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC, GTCR, and/or any investment vehicles or funds managed or controlled by or otherwise affiliated with the foregoing; and (b) the “Horizon Holders” means Horizon and any investment vehicles or funds managed or controlled, directly or indirectly, by any of its affiliates.
No reduction in the number of nominees that may be designated pursuant to the Stockholders’ Agreement will shorten the term of any such designated director then-serving on our Board. If the size of our Board is increased beyond nine members, the GTCR Holders will have the right to designate such number of nominees to our Board that gives them the same percentage of total directors as set forth above (rounded up to the next whole number). Any director designated pursuant to the Stockholders’ Agreement may resign at any time upon written notice to our Board.
As between the GTCR Holders and the Horizon Holders: (a) the GTCR Holders have the exclusive right to request the removal of one of their designees from the Board, and to designate a director for election to the Board to fill a vacancy created by the death, removal, or resignation of one of their designees (and, in each case, we and the Horizon Holders will take all necessary action to cause such removal or to cause such vacancy to be filled by the replacement designee); and (b) the Horizon Holders have the exclusive right to request the removal of one of their designees from the Board, and to designate a director for election to the Board to fill a vacancy created by the death, removal, or resignation of one of their designees (and, in each case, we and the GTCR Holders will take all necessary action to cause such removal or to cause such vacancy to be filled by the replacement designee).
Each of our current non-management directors was designated pursuant to, the Stockholders’ Agreement: Mr. Anderson, Mr. Donnini, Ms. Masino, and Mr. Stewart were designated by the GTCR Holders; and Mr. Boehly, Ms. DeFlorio, and Mr. Dixon were designated by the Horizon Holders. The GTCR Holders and the Horizon Holders have agreed to vote all securities held by them that may be voted in the election of our directors for the nominees designated pursuant to the Stockholders’ Agreement.
Registration Rights Agreements
We are party to an Amended and Restated Registration Rights Agreement, dated October 18, 2021 (the “IPO Registration Rights Agreement”), with affiliates of GTCR and Horizon, pursuant to which we have agreed to file and maintain a registration statement (which initial Form S-1 was declared effective in December 2021), and granted the other parties thereto certain customary demand and piggyback registration rights, with respect to the registrable securities described therein.
We are also party to a Registration Rights and Lockup Agreement, dated November 3, 2023 (the “Vegas.com Registration Rights Agreement” and, together with the IPO Registration Rights Agreement, the “Registration Rights Agreements”), with Michael Reichartz and the other parties thereto, pursuant to which we have agreed to file and maintain a registration statement (which initial Form S-1 was declared effective in December 2023) with respect to the registrable securities described therein.
We are generally responsible for all expenses in connection with our obligations under the Registration Rights Agreements, subject to certain exceptions described therein. The Registration Rights Agreements also provide that we will indemnify the other parties thereto against, or make contributions in respect of, certain liabilities that may arise under the Securities Act of 1933, as amended.
Vivid Seats Inc.  37  2026 Proxy Statement

Other Information
Our 2027 Annual Meeting of Stockholders
A stockholder who intends to submit a proposal for inclusion in our proxy statement for our 2027 annual meeting of stockholders (our “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit such proposal in writing to our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602 no later than December 28, 2026.
A stockholder who intends to present a proposal at our 2027 Annual Meeting, but not to include such proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. These requirements include, among others, that our Corporate Secretary receive written notice from such stockholder of their intent to present such proposal or nomination (which notice must contain all of the information specified in our Bylaws) no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Therefore, for our 2027 Annual Meeting, we must receive such notice no earlier than the close of business on February 9, 2027 and no later than the close of business on March 11, 2027. If the date of our 2027 Annual Meeting is more than 30 days before or after June 9, 2027, then our Corporate Secretary must receive such notice no later than the close of business of the 90th day prior to our 2027 Annual Meeting or, if later, the 10th day following the date on which we first publicly disclose the date of our 2027 Annual Meeting. SEC rules permit management to vote proxies in its discretion in certain cases if a stockholder does not comply (and, in certain cases, notwithstanding a stockholder’s compliance) with these deadlines. In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Free copies of our proxy statement and other documents, as and when filed with the SEC, may be obtained from the SEC’s website at www.sec.gov.
Householding
SEC rules permit companies and intermediaries such as banks and brokers to satisfy delivery requirements for annual reports, proxy statements, and notices with respect to two or more stockholders who share an address by delivering only one copy of such documents to such stockholders. This process (commonly referred to as “householding”) helps to lower companies’ costs and conserve natural resources. Once stockholders have received notice that their bank or broker will be householding such documents, householding will continue until such stockholders are notified otherwise or one or more of such stockholders provides contrary instructions. If a stockholder at a shared address to which a single copy of such documents was delivered wishes to receive a separate copy in the future, or if stockholders sharing an address are receiving multiple copies of such documents and would like to request delivery of a single copy, they should notify their bank or broker. Stockholders can also request prompt delivery of a separate copy of our Proxy Materials by contacting Broadridge at (866) 540-7095 or at Broadridge Financial Solutions, Inc., Householding Dept., 51 Mercedes Way, Edgewood, NY 11717.
OUR 2025 Annual Report
Our 2025 Annual Report is being mailed together with this Proxy Statement to stockholders who receive our Proxy Materials by mail. All stockholders can access our 2025 Annual Report at www.proxyvote.com. Our 2025 Annual Report, including our financial statements included therein, has also been filed with the SEC. Free copies of our 2025 Annual Report may be obtained from the SEC’s website at www.sec.gov or upon written request to our Corporate Secretary at 24 E. Washington St., Ste. 900, Chicago, IL 60602
Vivid Seats Inc.  38  2026 Proxy Statement

Websites
Website addresses included in this Proxy Statement are for convenience only. Information contained on or accessible through such website addresses is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

Your vote is important. Voting will ensure the presence of a quorum at the Annual Meeting and save the expense of further solicitation. Whether or not you plan to virtually attend the Annual Meeting, vote as soon as possible by following the instructions included in this Proxy Statement. You can vote online, by telephone, or, if you received a paper copy of our Proxy Materials, by returning your signed proxy card in the envelope provided.

.
Vivid Seats Inc.  39  2026 Proxy Statement

VIVID SEATS INC.
24 E. WASHINGTON STREET
SUITE 900
CHICAGO, IL 60602

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SEAT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on June 8, 2026. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received by June 8, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92230-P50024

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIVID SEATS INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Craig Dixon
02) Adam Stewart

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory vote to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice, Proxy Statement and Annual Report are available without charge at www.proxyvote.com.

V92231-P50024

VIVID SEATS INC.
Annual Meeting of Shareholders
June 9, 2026 9:00 a.m. CT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Lawrence Fey and Joseph Thomas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVID SEATS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m. CT on June 9, 2026, at www.virtualshareholdermeeting.com/SEAT2026, and any adjournment, postponement or continuation thereof.

Such proxies are authorized to vote in their discretion (i) for the election of any person to the Board of Directors (the "Board") if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on such other business as may properly be brought before the Annual Meeting or any adjournment, postponement or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board's recommendations.

Continued and to be signed on reverse side